Exhibit 10.2

AMENDMENT TO

SUBSCRIPTION AGREEMENT

(REDUCTION IN PURCHASE AMOUNT)

THIS AMENDMENT TO SUBSCRIPTION AGREEMENT (this “Amendment”), is entered into on June 8, 2021, by and between GigCapital2, Inc., a Delaware corporation (the “Company”), and [•] (“Subscriber”). Capitalized terms used herein but not otherwise defined herein shall have the definitions ascribed to them in the Subscription Agreement (as defined below).

WHEREAS, pursuant to a separate subscription agreement dated January 20, 2021 (the “Subscription Agreement”), the Subscriber subscribed for and agreed to purchase from the Company, immediately prior to, and contingent on, the consummation of the Transaction, a specified principal amount of the Company’s 6.25% convertible senior notes due 2026 (the “Notes”), as was set forth on the signature page to the Subscription Agreement (the “Original Subscribed Notes”) for an aggregate purchase price equal to 100.0% of the principal amount of the Original Subscribed Notes, and the Company agreed to issue and sell to the Subscriber the Original Subscribed Notes; and

WHEREAS, the Company and the Subscriber now desire to amend the Subscription Agreement to provide that the Subscriber will instead purchase a reduced principal amount of Notes, as set forth on the signature page to this Amendment (the “Updated Subscribed Notes”) for an aggregate purchase price equal to 100.0% of the principal amount of the Updated Subscribed Notes (the “Updated Purchase Price”) at the Closing, but to otherwise effectuate no change to the terms of the Subscription Agreement.

NOW, THEREFORE, the parties hereto agree as follows:

1. Capitalized terms used herein but not otherwise defined herein shall have the definitions ascribed to them in the Subscription Agreement.

2. The Subscription Agreement is hereby amended to supersede and replace the amounts of the Subscribed Notes and the Purchase Price with the updated amounts as are set forth on the signature page to this Amendment.

3. Except as expressly modified by this Amendment, all terms and conditions of the Subscription Agreement shall remain in full force and effect.

4. This Amendment is governed by, and construed in accordance with, the laws of the state of New York. For avoidance of doubt, the provisions of Section 8 (Miscellaneous) are applicable to this Amendment.

5. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

[Signature page to follow]

IN WITNESS WHEREOF, each of the Company and Subscriber has executed or caused this Amendment to Subscription Agreement to be executed by its duly authorized representative as of the date first set forth above.

GIGCAPITAL2, INC.

By:
Name: Dr. Raluca Dinu
Title: Chief Executive Officer

Address for Notices:
1731 Embarcadero Road, Suite 200
Palo Alto, California 94303

SUBSCRIBER: Signature of Subscriber: By: ______________________________ Name: Title:
Date: __________________________

Name of Subscriber: _________________________________ (Please print. Please indicate name and capacity of person signing above)
_________________________________ Name in which Notes are to be registered (if different):
Email Address: _______________________
Subscriber’s EIN: __________________________
Jurisdiction of residency: __________________________
Aggregate Principal Amount of Subscribed Notes subscribed for, as amended (Updated Subscribed Notes):

Aggregate Purchase Price, as amended (Updated Purchase Price): $______________